Exhibit 10.4
AMENDMENT TO CONTRIBUTION AND
EXCHANGE AGREEMENT
This Amendment, dated as of November 5, 2010, amends the Contribution and Exchange Agreement, dated as of September 10, 2010, (the “Contribution Agreement”), by and among Harbinger Group Inc., a Delaware corporation (the “Company”), Harbinger Capital Partners Master Fund I, Ltd., a Cayman Islands exempted company (“Harbinger Master”), Harbinger Capital Partners Special Situations Fund, L.P., a Delaware limited partnership (“Harbinger Special Situations”), and Global Opportunities Breakaway Ltd., a Cayman Islands exempted company (“Global Opportunities” and, each of Harbinger Master, Harbinger Special Situations and Global Opportunities, a “Harbinger Party” and, together, the “Harbinger Parties”).
In consideration of the mutual agreements set forth in the Contribution Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be legally bound, do hereby agree as follows:
1. Section 1.1 of the Contribution Agreement is amended by deleting it in its entirety and substituting in lieu thereof the following:
“The Contribution. Subject to the terms and conditions set forth herein, at the Closing, each Harbinger Party shall contribute to the Company the Contributed Shares beneficially owned by such Harbinger Party in exchange for the issuance by the Company to such Harbinger Party of a number of fully paid and non-assessable shares of Company Common Stock obtained by multiplying (x) the total number of Contributed Shares to be contributed by such Harbinger Party pursuant to this Section 1.1 by (y) the Exchange Ratio. Each Harbinger Party shall have the right, but not the obligation, to adjust the number of SBH Shares to be contributed by it pursuant hereto as set forth in the Closing Contribution Certificate (as defined below) delivered by such Harbinger Party to the Company at the Closing pursuant to Section 1.3(a)(i) hereof; provided, however, that in no event shall the number of SBH Shares to be contributed by the Harbinger Parties be less than 27,756,905 SBH Shares in the aggregate. From and after delivery by each Harbinger Party of a Closing Contribution Certificate at the Closing, the number of SBH Shares set forth in such certificate shall be deemed to be the Contributed Shares of such Harbinger Party for all purposes of this Agreement;”
2. Section 1.3(a)(i) of the Contribution Agreement is amended by deleting it in its entirety and substituting in lieu thereof the following:
“(i) deliver to the Company a certificate (the “Closing Contribution Certificate”) duly executed by an authorized officer of such Harbinger Party, setting forth the number of shares of SBH Common Stock to be contributed by such Harbinger Party in the Transaction and indicating whether such shares are certificated or uncertificated;”

3. The first sentence of Section 2.1(a) of the Contribution Agreement is amended by deleting it in its entirety and substituting in lieu thereof the following:
“As of the date of this Agreement, such Harbinger Party is the beneficial owner of the Contributed Shares set forth opposite such Harbinger Party’s name under the heading titled “Contributed Shares” on Exhibit A, and, as of the Closing, such Harbinger Party shall be the beneficial owner of all of the Contributed Shares to be contributed by it pursuant to this Agreement.
4. Section 2.6 of the Contribution Agreement is modified such that the reference to “51,020,426” in the second sentence is deleted in its entirety and replaced with “51,036,629”.
5. Section 8.2 of the Contribution Agreement is amended as follows:
(a) the following new definition is inserted therein in alphabetical order:
““Contributed Shares” means, with respect to each Harbinger Party, the number of SBH Shares to be contributed by such Harbinger Party to the Company hereunder as set forth opposite its name under the heading titled “Contributed Shares” on Exhibit A, as such number of shares may (subject to the last sentence of Section 1.1) be adjusted in the Closing Contribution Certificate delivered by such Harbinger Party at the Closing pursuant to Section 1.3(a).”;
(b) the definition of “Basket” set forth therein is deleted in its entirety and replaced with the following:
““Basket” means, with respect to each Harbinger Party, an amount equal to the product of (i) .005 multiplied by (ii)(A) the number of shares of Company Common Stock issued to such Harbinger Party at the Closing multiplied by (B) $6.3268.”;
(c) the definition of “Cap” set forth therein is deleted in its entirety and replaced with the following:
““Cap” means, with respect to each Harbinger Party, an amount equal to the product of (i) .10 multiplied by (ii)(A) the number of shares of Company Common Stock issued to such Harbinger Party at the Closing multiplied by (B) $6.3268.”
(d) the definition of “HCP Cap” set forth therein is deleted in its entirety and replaced with the following:
““HCP Cap” means, with respect to each Harbinger Party, an amount equal to the product of (i) the number of shares of Company Common Stock issued to such Harbinger Party at the Closing multiplied by (ii) $6.3268.”

6. Except as expressly set forth herein, the Contribution Agreement will be and is unchanged and will remain in full force and effect. On and after the date hereof, each reference in the Contribution Agreement to “this Agreement,” “herein,” “hereof,” “hereunder” or words of similar import shall mean and be a reference to the Contribution Agreement as amended hereby. To the extent that a provision of this Amendment conflicts with or differs from a provision of the Contribution Agreement, such provision of this Amendment shall prevail and govern for all purposes and in all respects.
7. This Amendment shall be governed by and construed in accordance with the Contribution Agreement.
8. This Amendment may be executed in two or more counterparts, each of which when executed shall be deemed to be an original, and all of which together will be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties. For purposes of this Amendment, facsimile signatures or signatures by other electronic form of transfer shall be deemed originals, and the Parties agree to exchange original signatures as promptly as possible.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, all as of the date first written above.

HARBINGER GROUP INC.

By:	/s/ Peter A. Jenson Name: Peter A. Jenson
Title: Chief Operating Officer

HARBINGER CAPITAL PARTNERS MASTER FUND I, LTD.

By:	Harbinger Capital Partners LLC, its investment manager

By:	/s/ Peter A. Jenson Name: Peter A. Jenson
Title: Vice President

HARBINGER CAPITAL PARTNERS SPECIAL SITUATIONS FUND, L.P.

By:	Harbinger Capital Partners Special Situations GP, LLC, its general partner

By:	/s/ Peter A. Jenson Name: Peter A. Jenson
Title: Vice President

GLOBAL OPPORTUNITIES BREAKAWAY LTD.

By:	Harbinger Capital Partners II LP, its investment manager

By:	/s/ Peter A. Jenson Name: Peter A. Jenson
Title: Vice President
[Amendment to Contribution Agreement]